Exhibit 99.1

ABVC Executes Cooperation Agreement for Strategic Investments

Fremont, CA, August 17, 2023 – ABVC BioPharma, Inc. (NASDAQ: ABVC) ("Company"), a clinical-stage biopharmaceutical company developing therapeutic solutions in Oncology/Hematology, Neurology, and Ophthalmology, announced today that it had entered into a Cooperation Agreement to exchange a 20% ownership stake in real estate property of Zhonghui United Technology (Chengdu) Group Co., Ltd. (“中汇联和科技(成都)集团有限公司”) and its affiliated enterprises (“Zhonghui”).

Under the terms of the Cooperation Agreement, the estimated value of the transaction is approximately $7.4 million, equivalent to 370,000 shares of ABVC common stock at $20 per share.

"We are extremely proud to have executed the Cooperation Agreement with Zhonghui; this transaction builds on ABVC's commitment to grow its biopharma industry and to provide best-in-class innovations in research, development, and manufacturing of pharmaceuticals, biotechnology-based food and medicines, medical devices, biomedical technologies, and nutraceuticals," said Dr. Uttam Patil, Chief Executive Officer of ABVC. "As per the current Cooperation Agreement, ABVC and Zhonghui agree to collaborate on developing a large-scale health and wellness base. The goal is to establish a comprehensive facility that offers a wide range of health and wellness services to promote a healthy lifestyle and well-being. Specifically, a healthcare center for senior living, long-term care, and medical care in the areas of ABVCs' special interests, such as Ophthalmology, Oncology, and Central Nervous Systems, is planned to be established as the base for the China market and global development. Both parties aim to build an integrated industry, academia, and research collaboration platform. This platform will also seek to contribute to rural revitalization by promoting innovation, knowledge exchange, and sustainable development in rural areas. Our strong partnership with leading institutions and expertise in Oncology/Hematology, Neurology, and Ophthalmology will aid us in global expansion."

About ABVC BioPharma

ABVC BioPharma is a clinical-stage biopharmaceutical company with an active pipeline of six drugs and one medical device (ABV-1701/Vitargus®) under development. For its drug products, the Company utilizes in-licensed technology from its network of world-renowned research institutions to conduct proof-of-concept trials through Phase II of clinical development. The Company's network of research institutions includes Stanford University, the University of California at San Francisco, and Cedars-Sinai Medical Center. For Vitargus®, the Company intends to conduct global clinical trials through Phase III.

Forward-Looking Statements

This press release contains "forward-looking statements." The words may precede such statements "intends," "may," "will," "plans," "expects," "anticipates," "projects," "predicts," "estimates," "aims," "believes," "hopes," "potential," or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions, and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company's control, and cannot be predicted or quantified, and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. None of the outcomes expressed herein are guaranteed. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) our inability to manufacture our product candidates on a commercial scale on our own, or in collaboration with third parties; (ii) difficulties in obtaining financing on commercially reasonable terms; (iii) changes in the size and nature of our competition; (iv) loss of one or more key executives or scientists; and (v) difficulties in securing regulatory approval to proceed to the next level of the clinical trials or to market our product candidates. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's filings with the Securities and Exchange Commission (SEC), including the Company's Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors are urged to read these documents free of charge on the SEC's website at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Contact:

Tom Masterson

Email: tmasterson@allelecomms.com

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